UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 17, 2022

FINWISE BANCORP
(Exact name of registrant as specified in its charter)

Utah	001-40721	83-0356689
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

756 East Winchester St., Suite 100 Murray, Utah	84107
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (801) 501-7200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	FINW	The NASDAQ Stock Market LLC

Item 1.02	Termination of a Material Definitive Agreement.

On October 21, 2022, Mr. Alan Weichselbaum, who was elected as a director of FinWise Bancorp (the “Company”) on October 6, 2022, repaid in full the $143,410 aggregate principal amount plus $2,232 in interest owed under the secured promissory note, dated as of June 1, 2022 (the “2022 Note”), between the Company and Mr. Weichselbaum in accordance with the terms of the 2022 Note. As such, the obligations of the parties under the 2022 Note and a related security agreement were discharged and the 2022 Note and the security agreement were terminated.

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule.

On October 17, 2022, the Board of Directors (the “Board”) of the Company appointed Ms. Jeana Hutchings, an existing member of the Board and independent director of the Company, to the Audit Committee of the Board (the “Audit Committee”). Ms. Hutchings’ appointment to the Audit Committee cures the Company’s non-compliance with the audit committee requirements of Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5605, which was previously disclosed on a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on October 6, 2022, within the cure period provided by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, FinWise Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 21, 2022	FINWISE BANCORP

/s/ Michael O’Brien
Name: Michael O’Brien
Title: Corporate Secretary and Executive Vice President